KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                                    November 14, 2008

Oppenheimer Dividend Growth Fund

6803 South Tucson Way

Centennial, Colorado 80112

         and

Oppenheimer Rising Dividends Fund, Inc.

6803 South Tucson Way

Centennial, Colorado 80112

Ladies and Gentlemen:

     This   opinion  is  being   furnished  to  you  in   connection   with  the
reorganization (the  "Reorganization")  of Oppenheimer Dividend Growth Fund (the
"Target Fund") into  Oppenheimer  Rising  Dividends  Fund,  Inc. (the "Acquiring
Fund") pursuant to the Agreement and Plan of  Reorganization  (the  "Agreement")
dated as of November 7, 2008, between the Target Fund and the Acquiring Fund.

     In the Reorganization,  the Target Fund will transfer  substantially all of its assets to the  Acquiring  Fund solely in exchange  for voting  shares of the
Acquiring Fund and the  assumption by the Acquiring Fund of certain  liabilities of the Target Fund. The Target Fund will  distribute the shares of the Acquiring
Fund received in the Reorganization pro rata to its shareholders in exchange for their Target Fund shares and will liquidate pursuant to the Agreement.

     All capitalized  terms used in this opinion and not defined herein have the respective  meanings  assigned to them in the Agreement  and the Combined  Proxy
Statement and Prospectus  included in the  registration  statement on Form N-14,
Registration No.  333-152572,  as amended,  filed by the Acquiring Fund with the
Securities and Exchange Commission on September 10, 2002 ("Proxy Statement').

     For  purposes of the opinion set forth below,  we have  reviewed and relied upon  (i) the  Agreement,  (ii)  the  Proxy  Statement,  and  (iii)  such  other documents,  records,  and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations,  which we have neither investigated nor verified, made by the Target Fund, the Acquiring Fund, and OppenheimerFunds,
Inc.,  the  investment  adviser to the Target Fund and the  Acquiring  Fund (the
"Certified Representations"), including, inter alia, that:

     (a)  there is no plan or  intention  by the  Acquiring  Fund or any  person
related    to    the     Acquiring     Fund    (as     defined    in    Treasury
Regulationss.1.368-1(e)(4)),  or any partnership in which the Acquiring Fund or any such related person is a partner,  to acquire or redeem any of the shares of the Acquiring Fund issued in the  Reorganization  either directly or through any transaction,  agreement,  or  arrangement  with any  other  person,  other  than redemptions  in the  ordinary  course of the  Acquiring  Fund's  business  as an open-end investment company, pursuant to section 22(e) of the Investment Company
Act of 1940;

     (b) the fair market  value of the  Acquiring  Fund shares  received by each shareholder  of the Target Fund will be  approximately  equal to the fair market value of the Target Fund shares exchanged therefor;

     (c)  each of the  Target  Fund and the  Acquiring  Fund is  qualified  as a regulated  investment company, as defined in section 851 of the Internal Revenue
Code of 1986, as amended (the "Code"); and

     (d) the Acquiring  Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market  value of the gross assets held by the Target Fund  immediately  prior to the  Reorganization, taking into account the assets specified in the Certified Representations.

     We also have obtained such additional information and representations as we have deemed relevant and necessary  through  consultation  with the officers and directors  of the  Target  Fund and the  Acquiring  Fund,  as well as with other professionals  engaged by them.  We have assumed,  with your  consent,  that all documents reviewed by us are originals or photocopies that faithfully  reproduce the  originals  thereof,  that  all  such  documents  have  been or will be duly executed to the extent  required,  that all  representations  and statements set forth in such documents are true, correct,  complete, and not breached,  that no actions that are inconsistent with such  representations  and statements will be taken,  and that all  obligations  imposed by any such  documents on the parties thereto have been or will be performed  or  satisfied in  accordance  with their terms.  We have further assumed that all representation made in the Certified
Representations "to the best knowledge of any person will be true, correct,  and complete as if made without such qualification.

     Based  upon the  foregoing,  and  subject to the  qualifications  set forth below, it is our opinion that, for federal income tax purposes:

     (a) the transfer by the Target Fund of  substantially  all of its assets to the Acquiring  Fund solely in exchange for voting  shares of the Acquiring  Fund and the  assumption by the Acquiring  Fund of certain  liabilities of the Target
Fund,  the  distribution  of the shares of the  Acquiring  Fund  received by the
Target  Fund pro rata to its  shareholders  in  exchange  for their  Target Fund shares,  and the subsequent  liquidation of the Target Fund, all pursuant to the
Agreement,  will  constitute  a  "reorganization"  within the meaning of section
368(a)(1) of the Code;

(b) the Target Fund and the Acquiring  Fund will each be "a party to a reorganization"  within the meaning of section 368(b) of the Code;

(c) under section 354 of the Code, the  shareholders of the Target Fund will not recognize  any gain or loss on the  exchange of their  shares of the Target Fund for shares of the Acquiring Fund in the  Reorganization;

(d)  under  sections  361 and 357 of the  Code,  the  Target  Fund will not recognize any gain or loss by reason of the transfer of substantially all of its assets in  exchange  for  shares of the  Acquiring  Fund and the  assumption  of certain of its liabilities by the Acquiring Fund in the Reorganization,  or upon the  distribution  to its  shareholders  of shares of the Acquiring  Fund in the
Reorganization;

(e) under section 1032 of the Code,  the Acquiring  Fund will not recognize any gain or loss on the receipt of substantially all of the assets of the Target
Fund in exchange for shares of the Acquiring  Fund and the assumption of certain liabilities of the Target Fund in the Reorganization;

(f) under section 358 of the Code, the aggregate tax basis of the shares of the  Acquiring  Fund  received  by each  shareholder  of the Target  Fund in the
Reorganization  will be the same as the aggregate tax basis of the shares of the
Target Fund exchanged therefor by such shareholder; and

(g) under section  1223(1) of the Code,  the holding  period of each former shareholder  of the Target Fund in the shares of the Acquiring  Fund received in the  Reorganization  will include the period during which such  shareholder held the Target Fund  shares  exchanged  therefor,  if such shares of the Target Fund were held as a capital asset at the time of the Reorganization;

(h) under section 362(b) of the Code, the Acquiring Fund's adjusted tax bases in the assets received from the Target Fund in the Reorganization  will be the same as the  adjusted  tax  bases of such  assets  in the  hands of the  Target  Fund immediately prior to the Reorganization;

(i) under section 1223(2) of the Code, the Acquiring Fund's holding periods in the assets received from the Target Fund in the  Reorganization  will include the holding  periods of such assets in the hands of the Target Fund  immediately prior to the Reorganization.

(j)  shareholders of the Acquiring Fund will not recognize any gain or loss upon the receipt by the Acquiring Fund of substantially all of the assets of the
Target Fund.

     This opinion does not address the tax  consequences  arising from contracts or  securities  on which  gain or loss is  recognized  solely as a result of the close of the  taxable  year of the Target  Fund due to the  Reorganization.  Our opinion,  which is not binding on the Internal Revenue Service or the courts, is based upon  existing  statutory,  regulatory,  and  administrative  and judicial authority,  any of which may be changed at any time with  retroactive  effect to the detriment of the Acquiring Fund, the Target Fund, and/or their shareholders.
We do not  undertake  to  advise  you as to any  changes  after the date of this opinion in the  above-referenced  authorities that may affect our opinion unless we are  specifically  requested to do so. As noted  above,  our opinion is based solely on the documents that we have examined, the assumptions we have made, the additional  information that we have obtained, and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents, such additional information, or any of our assumptions or the representations  made to us is,  or  later  becomes,  inaccurate.  Finally,  our opinion is limited to the tax matters specifically stated above, and we have not been asked to address, nor have we addressed,  any other matters relating to the
Reorganization,  the Acquiring Fund, the Target Fund, or any investment in or by the Acquiring Fund or the Target Fund.

     This opinion is intended for the  exclusive  use of the Target Fund and the
Acquiring  Fund.  This opinion may not be circulated or relied upon by any other person or entity or for any other purpose without our prior consent.

                                   Very truly yours,

                                   /s/ Kramer Levin Naftalis & Frankel LLP
                                   Kramer Levin Naftalis & Frankel LLP

IRS Circular 230 disclosure:
To ensure  compliance  with  requirements  imposed by the Internal  Revenue
Service,  we inform you that any tax advice contained in this  communication was not intended or written to be used,  and cannot be used,  for the purpose of (i)
avoiding  tax-related   penalties  under  the  Internal  Revenue  Code  or  (ii)
promoting,  marketing or recommending  to another party any matter[s]  addressed herein.